Effective June 18, 2010 the Companys
Name Changed to Verbund AG
DEPOSIT AGREEMENT dated as
of March 11, 1997 (the
Agreement) among
Osterreichische
Elektrizitatswirtschafts-
Aktiengesellschaft (the Company),
The Bank of New York, as
depositary hereunder (the
Depositary), and all holders and
beneficial owners from time to
time of American Depositary
Receipts issued hereunder.  The
parties hereto agree as follows:


SECTION 1
Definitions

      The following definitions
shall for all purposes, unless
otherwise clearly indicated, apply
to the respective terms used in
this Agreement.

      a)	ADRs means
American depositary receipts
evidencing ADSs.

      b)	ADSs means
American depositary shares
representing beneficial interests
in the Deposited Securities.
Subject to Paragraphs (11) and
(14) of the Form of ADR, each
ADS represents the right to
receive 1/5 of one Share.

      c)	Beneficial Owner
means a person with a beneficial
interest in an ADS.

      d)	Custodian means
the agent or agents of the
Depositary named as Custodian
in the Form of ADR and any
additional or successor Custodian
which may be appointed pursuant
to Section 7.

      e)	Delivery Order has
the meaning set forth in Section
3(a).

      f)	Depositarys Office
means at any particular time the
office of the Depositary in The
City of New York at which its
depositary receipt business is
then administered.  At the date of
this Agreement the Depositarys
Office is 101 Barclay Street, New
York, N.Y. 10286.

      g)	Deposited
Securities at any particular time
means all Shares then deposited
or deemed to be deposited under
this Agreement and any and all
additional securities, property and
cash received by the Depositary
or the Custodian in respect or in
lieu thereof and at such time held
hereunder.

      h)	 OKB means
Osterreichische Kontrollbank
Aktiengesellschaft, the Austrian
central securities depositary, and
any successor entity.

      i)	Form of ADR has
the meaning set forth in Section
2.

      j)	Holder means the
person or persons in whose name
an ADR is registered on the
Register.

      k)	Pre-release has the
meaning set forth in Section 3.

      l)	Pre-released ADR
has the meaning set forth in
Section 3.

      m)	Register has the
meaning set forth in Paragraph
(2) of the Form of ADR.

      n)	Securities Act
means the U.S. Securities Act of
1933, as amended.

      o)	Securities
Exchange Act means the U.S.
Securities Exchange Act of 1934,
as amended.

      p)	Shares means the
common shares, in bearer form,
par value ATS 100 (in words: one
hundred Austrian Schilling) each,
of the Company, having the same
rights, including with respect to
distributions, as all other
outstanding common shares of
the Company, and, subject to
Paragraph (5) of the Form of
ADR, shall include rights to
receive Shares.


SECTION 2
Form of ADR; Incorporation by
Reference

      a)	Form of ADR.
ADRs shall be substantially in
the form of Exhibit A hereto (the
Form of ADR), with such
changes as may be required by
the Depositary or the Company
to comply with their obligations
hereunder, any applicable law,
regulation or usage or to indicate
any special limitations or
restrictions to which any
particular ADRs are subject.
ADRs shall be engraved or
printed or otherwise reproduced
in accordance with the
Depositarys customary practices
or as may be required by any
securities exchange on which the
ADSs are listed or admitted for
trading.  ADRs shall be executed
by the manual or facsimile
signature of a duly authorized
signatory of the Depositary,
which signature shall bind the
Depositary, notwithstanding that
such signatory has ceased to
hold such authority prior to the
delivery of such ADRs; provided,
however, that, if a co-registrar for
ADRs has been appointed, such
signature may be a facsimile if
such ADRs are countersigned by
the manual signature of a duly
authorized signatory of such co-
registrar and dated by such
signatory.

 	b)	Incorporation by
Reference. The terms and
conditions set forth in the Form
of ADR are hereby incorporated
by reference herein and made a
part hereof as if set forth herein,
and shall be binding upon the
parties hereto.


SECTION 3
Deposit of Shares

       a)	Deposit with Custodian.
Subject to the terms and conditions of
this Agreement, the Depositary shall
issue ADRs for delivery at the
Depositarys Office against delivery or
transfer to the Custodian of: (i) Shares by credit to the account of the Custodian with OKB; or (ii) subject to the provisions of Paragraph (5) of the Form of ADR, rights to receive Shares.
ADRs issued upon the deposit of rights
to receive Shares in accordance with
clause (ii) of this Section 3(a) are
hereinafter referred to as Pre-released
ADRs, and each such issuance as a
Pre-release, until such time as Shares
are deposited with the Custodian in
accordance with clause (i) of this
Section 3(a). In connection with any
such deposit, the Depositary or the
Custodian may require (i) a written
order from the person making such
deposit specifying the person or
persons in whose name the ADRs are
to be issued (a Delivery Order) or (ii)
such other certifications as the
Depositary or the Custodian may
require in accordance with the
provisions of this Agreement. No Share
shall be accepted for deposit unless
accompanied by evidence satisfactory
to the Depositary that the necessary
approval, if any, has been granted by
the governmental body, if any, in the
Republic of Austria which is then
performing the function of the regulation of currency exchange.

       b)	Representations. Every
person depositing Shares hereunder is
deemed to represent and warrant that
such Shares are validly issued and
outstanding, fully paid, nonassessable
and were not acquired in violation of
any pre-emptive rights, that the person
making such deposit is duly authorized
to do so and that such Shares (A) are
not restricted securities as such term is defined in Rule 144 under the Securities
Act and may be offered or sold in the
United States in transactions that are
exempt from registration under the
Securities Act or (B) have been
registered under the Securities Act.
Such representations and warranties
shall survive the deposit of Shares and
issuance of ADRs.

      c)	Refusal of Deposit. The
Depositary shall not knowingly accept
for deposit hereunder any Shares
required to be registered under the
Securities Act and not so registered.
The Depositary will comply with written
instructions of the Company not to
accept for deposit hereunder any
Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Companys compliance with applicable U.S. securities laws.

      d)	Holding of Deposited
Securities. The Depositary shall cause
the Custodian to hold Deposited
Securities for and to the order of the
Depositary.  The Depositary shall cause
the Custodian to hold Shares and other
Deposited Securities eligible for deposit with OKB at its account at OKB.
Deposited Securities may be delivered
by the Depositary or the Custodian to
any person only under the
circumstances expressly contemplated
in this Agreement.

      e)	Treatment as Legal Owner.
Notwithstanding anything herein to the
contrary, the Company will, for all
purposes, treat the Depositary, in its
capacity as such, as the legal owner of
all Deposited Securities.


SECTION 4
Issue of ADRs

      After any deposit of Shares or
rights to receive Shares in accordance
with Section 3(a), together with any
other documents required by the
Depositary in accordance with this
Agreement, the Custodian shall as
promptly as practicable notify the
Depositary of such deposit and of the
information contained in any Delivery
Order.  Such notice shall be given in
writing, either by letter, airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by telex or facsimile transmission. After receiving such notice from the Custodian, the
Depositary, subject to this Agreement,
including the payment of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in paragraph (9) of the Form of ADR and the payment of all taxes and governmental charges and fees payable in connection with such deposit, shall as promptly as practicable execute and deliver at the Depositarys Office, to or upon the order of the person named in such notice, ADRs registered as requested and evidencing the aggregate number of ADSs to which such person is entitled. ADRs shall be issued only in denominations of any whole numbers of ADSs. At the request, risk and expense of the person depositing Shares or rights, the
Depositary may deliver ADRs at a place
other than the Depositarys Office.
ADRs may be issued by the Depositary
only under the circumstances expressly
contemplated in this Agreement.


SECTION 5
Transfer, Combination and Split-up
of ADRs; Substitution of ADRs;
Cancellation and Destruction of
ADRs; Maintenance of Records

      a)	Transfer, Combination and
Split-up of ADRs.  Subject to the terms
and conditions of this Agreement, the
Depositary shall, upon surrender of an
ADR or ADRs in form satisfactory to the
Depositary at the Depositarys Office (i) for the purpose of transfer, if such ADRs are accompanied by such instruments of transfer as the Depositary may require and are stamped as may be required by law, register the transfer of such ADRs on the Register and execute and deliver new ADRs to or upon the order of the person entitled thereto; and
(ii) for the purpose of effecting a split-up or combination, execute and deliver a new ADR or ADRs in such denominations as may be requested, evidencing the same aggregate number of ADRs as the ADRs surrendered.

      b)	Substitution of ADRs.  The
Depositary shall execute and deliver a
new ADR of like tenor in exchange and
substitution for any mutilated ADR upon
cancellation thereof or in substitution for a destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond (for the benefit of the Depositary and the Company) and satisfying any other reasonable requirements imposed by the
Depositary.

      c)	Cancellation and
Destruction of ADRs.  The Depositary
shall cancel all ADRs surrendered to it.
The Depositary is authorized to destroy
ADRs so cancelled in accordance with
customary practices of stock transfer
agents in The City of New York.

      d)	Maintenance of Records.
The Depositary shall maintain records
of all ADRs surrendered and Deposited
Securities withdrawn under Paragraph
(1) of the Form of ADR, transfers of
ADRs, substitute ADRs delivered, and
cancelled or destroyed ADRs under this
Section 5, in keeping with the
procedures ordinarily followed by stock
transfer agents located in The City of
New York or as required by applicable
law or regulation.


SECTION 6
Distributions; Conversion of Foreign
Currency; Withholding;
Distribution in Property

      a)	Distributions.  Upon the
receipt of any distribution on Deposited
Securities, to the extent permitted by
applicable law and subject to
Paragraphs (4), (7) and (9) of the Form
of ADR, the Depositary shall distribute
such distribution to each Holder, in
proportion to the number of Deposited
Securities underlying such Holders
ADRs, in accordance with Paragraph
(11) of the Form of ADR.

      b)	Conversion of Foreign
Currency.  Upon receipt by the
Depositary or the Custodian of any
foreign currency, if at the time of its
receipt such foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S.
dollars transferred to the United States, the Depositary shall as promptly as practicable (and in any event within one business day) convert or cause to be converted, such foreign currency into
U.S. dollars, and shall distribute such
U.S. dollars to the Holders entitled
thereto, by public or private sale or by any other manner that it may reasonably determine, and if the
Depositary shall have distributed any
warrants or other instruments that
entitle the holders thereof to such U.S.
dollars, then to the holders thereof upon surrender thereof in accordance with
Paragraph (11) of the Form of ADR.  If
such conversion or distribution can be
effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application for approval or license as it may deem in its reasonable judgment desirable. If the Depositary determines that such foreign currency is not convertible, in whole or in part, on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license which is required for such conversion is denied or in the opinion of the Depositary is not obtainable or is not obtained within a reasonable period or at a reasonable cost, the Depositary may convert and distribute all or part of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto. All expenses of any such conversion shall be deducted from the proceeds thereof.

      c)	Withholding.  In
connection with any distribution on the
Deposited Securities, each of the
Company, the Depositary and the
Custodian shall remit to the appropriate governmental authority such amounts (if any) as may be required by law to withhold and pay to such authority. The
Depositary shall forward to the
Company in a timely fashion such
information from its records as the
Company may reasonably request to
enable the Company to file necessary
reports with governmental authorities.
The Depositary shall make reasonable
efforts to establish and maintain
arrangements that assist Beneficial
Owners in claiming any tax refunds,
credits or other benefits (pursuant to
treaty or otherwise) relating to
distributions on the ADSs.  The
Depositary shall provide copies of any
filing that it makes in conjunction with any such arrangements to the
Company. The Company shall provide
such cooperation in establishing and
maintaining any such arrangements as
the Depositary may reasonably request.

      d)	Distribution in Property.  In
the event that the Depositary
determines that any distribution in
property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.


SECTION 7
Custodian

      The Depositary shall procure that
there is at all times a Custodian.  Any
Custodian in acting hereunder shall be
subject to the direction of the Depositary and shall be responsible solely to it.
The Depositary shall be responsible for
the compliance by each Custodian with
the provisions hereof.  The Depositary
may, from time to time, with the
approval of the Company, appoint one
or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the Form of ADR.
Each Custodian so appointed shall give
written notice to the Company and the
Depositary accepting such appointment
and agreeing to be bound by the
provisions hereof.  Any Custodian may
resign from its duties hereunder upon
30 days written notice to the Depositary.
The Depositary may, after consultation
with the Company, discharge any
Custodian at any time upon notice to
such Custodian.  The Depositary shall
promptly instruct any Custodian ceasing
to act as Custodian to deliver all
Deposited Securities held by it to a
Custodian continuing to act hereunder
and the resignation or discharge of any
Custodian shall not be effective until
such Custodian shall have so delivered
all Deposited Securities held by it.


SECTION 8
Depositarys Agents

      The Depositary may, after
consultation with the Company, perform
its obligations hereunder through any
agent appointed by it including, but not limited to, a co-registrar to register
ADRs and transfers, combinations and
split-ups of ADRs and to countersign
ADRs and/or a co-transfer agent for the
purpose of effecting transfers,
combinations or split-ups of ADRs at
designated offices in addition to the
Depositarys Office.  Each agent so
appointed by the Depositary shall give
written notice to the Company and the
Depositary accepting such appointment
and shall agree in writing to be bound
by the provisions hereof.
Notwithstanding the foregoing, the
Depositary shall remain responsible for
the performance of its obligations
hereunder as if no agent were
appointed.


SECTION 9
Lists of Holders and Other
Information

      The Company shall, to the extent
permitted by applicable law, have the
right to inspect the Register and the
transfer records of the Depositary and
its agents, take copies thereof and
require the Depositary to supply copies
of such records as the Company may
reasonably request. The Depositary
shall, to the extent permitted by
applicable law, furnish to the Company,
promptly upon the receipt of a written
request from the Company, a list of the
names and addresses of, and holdings
of ADSs by, all Holders. The Depositary
shall provide copies to the Company,
promptly upon the receipt of a written
request from the Company, of any
information received by the Depositary
in accordance with Paragraph (4) of the
Form of ADR unless such disclosure is
prohibited by applicable law.


SECTION 10
Resignation and Removal of the
Depositary; Successor Depositary

      The Depositary may resign as
Depositary by written notice to the
Company, or be removed as Depositary
by the Company by written notice to the
Depositary and such resignation or
removal shall take effect only upon the
appointment of, and acceptance of such
appointment by, a successor depositary
hereunder.  If the Depositary shall
resign or be removed, the Company
shall use its best efforts to appoint a
bank or trust company having an office
in The City of New York, as successor
depositary hereunder.  Every successor
depositary shall execute and deliver to
its predecessor and to the Company
written acceptance of its appointment
hereunder, and thereupon such
successor depositary, shall become
Depositary hereunder; but such
predecessor, upon payment of all sums
due it hereunder and on the written
request of the Company, shall execute
and deliver an instrument transferring all rights and powers hereunder, shall duly assign, transfer and deliver all of its right, title and interest in the Deposited
Securities to such successor, and shall
deliver to such successor a list of the
names and addresses of, and holdings
of ADSs by, all Holders.  Any bank or
trust company into or with which the
Depositary may be merged or
consolidated, or to which the Depositary shall transfer substantially all its
American depositary receipt business
(including the ADR facility created
pursuant to this Agreement), shall be
the successor depositary hereunder
without any further action.  Upon the
appointment or accession of any
successor depositary hereunder, any
Custodian then acting hereunder shall
forthwith become the agent hereunder
of such successor depositary and such
successor depositary shall, on the
written request of such Custodian,
execute and deliver to such Custodian
any instruments necessary to give such
Custodian authority as the agent
hereunder of such successor
depositary.

SECTION 11
Information

      a)	Public Information. The
Company shall transmit to the
Custodian and the Depositary a copy (in
English or with an English translation or summary to the extent required under Rule 12g3-2(b) under the U.S.
Securities Exchange Act of 1934) of any
communications it makes generally
available (by publication or otherwise) to holders of Shares. The Depositary shall make such communications available to
Holders in accordance with Paragraph
(10) of the Form of ADR. The Company
will timely provide the Depositary with
the quantity of such communications as
the Depositary may reasonably request.

      b)	Articles of Association.
The Company has delivered to the
Depositary and the Custodian, a copy of
its Articles of Association (in English or with an English translation) and, promptly upon any amendment thereto, the Company shall deliver to the Depositary and the Custodian a copy (in
English or with an English translation) of such amendment.


SECTION 12
Indemnification

      a)	Indemnification by the
Company. The Company agrees to
indemnify the Depositary against any
loss, liability or expense (including
reasonable fees and expenses of
counsel) that may arise out of or in
connection with (a) its acceptance and
performance of its powers and duties in
respect of this Agreement as the same
may be amended, modified or
supplemented from time to time, except
to the extent such loss, liability or
expense is due to the negligence or bad
faith of the Depositary or its agents, or
(b) any offer or sale of ADRs, ADSs,
Shares or other Deposited Securities or
any registration statement under the
Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to the Depositary furnished in writing to the Company by the Depositary expressly for use in such registration statement.

            The indemnities contained
in the preceding sentence shall not
extend to any liability or expense which arises solely and exclusively out of a Pre-Release of an ADR or ADRs and which would not otherwise have arisen had such ADR or ADRs not been the subject of a Pre-Release, provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had an ADR or ADRs not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum), relating to the offer of sale of ADSs, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the
Company), as applicable, furnished in
writing and not materially changed or
altered by the Company expressly for
use in any of the foregoing documents,
or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

      b)	Indemnification by the
Depositary. The Depositary agrees to
indemnify the Company against any
loss, liability or expense (including
reasonable fees and expenses of
counsel) incurred by the Company in
respect of this Agreement to the extent
such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents.

      c)	Notification and
Settlement. Any person seeking
indemnification hereunder (an
indemnified person ) shall notify the
person from whom it is seeking
indemnification (the indemnifying
person) of the commencement of any
indemnifiable action or claim promptly
after such indemnified person becomes
aware of such commencement
(provided that the failure to make such
notification shall not affect such
indemnified persons rights otherwise
than under this Section 12) and shall
consult in good faith with the
indemnifying person as to the conduct
of the defense of such action or claim,
which shall be reasonable in the
circumstances.  No indemnified person
shall compromise or settle any
indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld).

      d)	Survival. The obligations
set forth in this Section 12 shall survive the termination of this Agreement.


SECTION 13
Notices

      Notice to any Holder shall be
deemed given when first mailed, first
class postage prepaid, or sent via telex or facsimile transmission to such Holder to the address or telex or facsimile number, as the case may be, of such Holder in the Register. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b) below, respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

            a)	The Bank of New
York
                  48 Wall Street
                  New York, N.Y.
10286
                  Attention: American
Depositary Receipt Administration
Fax:  ++1-212-571-
3050

b)	Osterreichische
Elektrizitatswirtscha
fts-
Aktiengesellschaft
                  Rudolfsplatz 13a
                  A-1011 Wien
Attention: 	Investor Relations with a
copy
to
Legal
Depar
tment
Fax: 		++43-
1-531-132-709

      Notices to the Depositary must
be in English.


SECTION 14
Miscellaneous

      This Agreement is for the
exclusive benefit of the Company, the
Depositary, the Holders, the Beneficial
Owners, and their respective
successors hereunder, and shall not
give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and Beneficial
Owners shall be parties to this
Agreement and shall be bound by the
provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This
Agreement may be executed in two
counterparts, each of which shall be
deemed an original and both of which
shall constitute one instrument.


SECTION 15
Governing Law

      This Agreement and the ADRs
shall be governed by and construed in
accordance with the laws of the State of
New York.
Osterreichische Elektrizitatswirtschafts-
Aktiengesellschaft
By	____________________
Name:
Title:


By	____________________
Name:
Title:
The Bank of New York
By	____________________








Effective May 23, 2006, the par value is E1.00 per Ordinary Share.



AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
COMMON BEARER SHARES
OSTERREICHISCHE
ELEKTRIZITATSWIRTSCHAFTS-
AKTIENGESELLSCHAFT
(Incorporated under the laws of the
Republic of Austria)


CERTAIN RIGHTS OF THE HOLDER
OF THIS AMERICAN DEPOSITARY
RECEIPT MAY BE WITHHELD IN
ACCORDANCE WITH THE
PROVISIONS OF PARAGRAPH (8)
HEREOF, INCLUDING, WITHOUT
LIMITATION, VOTING RIGHTS AND
THE RIGHT TO RECEIVE DIVIDENDS
AND OTHER DISTRIBUTIONS

(Each American Depositary Share
represents one-fifth of one deposited
Share)

CUSIP  688590 10 8

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS 101
BARCLAY STREET, NEW YORK, NEW
YORK 10286


The Bank of New York, as depositary
hereinafter (the Depositary), hereby
certifies that _______________ or
registered owner (a Holder) of
______________ American Depositary
Shares (ADSs)
each (subject to Paragraphs (11) and
(14)) representing one-fifth of one (1/5 of 1) common bearer shares, par value
ATS 100 (in words: one hundred
Austrian Schilling) each deposited under the Agreement (as defined below), including, subject to Paragraph (5) below, rights to receive common shares
(together Shares and, together with any
additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the Deposited
Securities), of Osterreichische
Elektrizitatswirtschafts-
Aktiengesellschaft, a corporation
incorporated under the laws of the
Republic of Austria (the Company),
deposited at the Vienna offices each of
Bank Austria and Creditanstalt
Bankverein, as custodian (subject to
Section 7 of the Agreement referred to
below, the Custodian). This ADR is
issued pursuant to the Deposit
Agreement dated as of March 11,
1997(as amended from time to time, the
Agreement) among the Company, the
Depositary and all Holders and
Beneficial Owners from time to time of
American Depositary Receipts issued
thereunder (ADRs), each of whom by
accepting an ADR agrees to become a
party thereto and to be bound by all of
the terms and conditions thereof and
hereof. Copies of the Agreement are on
file at the Depositarys Office referred to below and at the office of the Custodian.
This ADR (which includes the provisions
set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Agreement are hereby incorporated by reference.
(1) Withdrawal of Deposited Securities.
Subject to Paragraphs (4), (7) and (9),
upon surrender of this ADR in form
satisfactory to the Depositary
accompanied by such instruments of
transfer as the Depositary may require
at the Depositarys Office referred to
below, the Holder hereof is entitled to
delivery, as promptly as practicable, (i) in the case of Shares and other
Deposited Securities that are eligible for deposit with Osterreichische
Kontrollbank Aktiengesellschaft (OKB),
to an account designated by such
Holder with OKB and (ii) in the case of
Deposited Securities that are not eligible for deposit with OKB, at the office of the Custodian, in each case of the whole number of Shares and other Deposited
Securities at the time underlying this
ADR. If, at the time of surrender, the
number of Shares and other Deposited
Securities underlying this ADR is other
than a whole number, the Holder hereof
will be entitled to delivery, as provided above, of the whole number of Shares and other Deposited Securities underlying this ADR, together with a new ADR evidencing any fractional
Shares or Deposited Securities not
withdrawn.
(2) Register. The Depositary shall keep, at the office of the Depositary in The
City of New York at which at any
particular time its depositary receipt
business is administered, which at the
date of the Agreement is 101 Barclay
Street, New York, N.Y. 10286 (the
Depositarys Office), (a) a register (the
Register) for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and receipt of ADRs. The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it after consultation with the Company (if other than in the ordinary course of business) or when requested by the Company.
(3) Title to ADRs; Validity. Title to this
ADR, when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual signature of a duly authorized signatory of such co-registrar and dated by such signatory.
(4) Certain Limitations. As a condition
precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and
(ii) any transfer or registration fees
charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement. From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the
Agreement. The Depositary shall notify
the Company of any procedures
established pursuant to clauses (b) or
(c) above. The issuance of ADRs, the
acceptance of deposits of Shares, the
registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or OKB is closed or when any such action is reasonably deemed expedient by the
Depositary after consultation with the
Company. Registrations of transfers of
ADRs and withdrawals of Deposited
Securities shall also be suspended
when requested by the Company,
including for the purpose of facilitating orderly voting of the Deposited
Securities. Notwithstanding any other
provision of the Agreement or this ADR,
the withdrawal of Deposited Securities
may be restricted only for the reasons
set forth in General Instruction I.A.(1) of Form F-6 under the U.S. Securities Act of 1933, as amended (the Securities
Act) and no amendment shall impair
such requirements.
(5) Pre-release. Unless requested in
writing by the Company to cease doing
so, the Depositary may, notwithstanding
Section 4 of the Agreement, execute
and deliver ADRs prior to the receipt of Shares pursuant to Section 3 of the Agreement. The Depositary may deliver
Shares upon the receipt and
cancellation of Pre-released ADRs,
whether or not such cancellation is prior to the termination of such Pre-release or the Depositary knows that such ADR has been Pre-released. The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-release. Each Pre-release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered (the Pre-releasee) that the
Pre-releasee, or its customer, (i) owns
the Shares or ADRs to be remitted, as
the case may be, (ii) transfers all
beneficial right, title and interest in such Shares or ADRs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and
(iii) will not take any action with respect to such Shares or ADRs, as the case may be, that is inconsistent with the transfer of ownership (including, without the consent of the Depositary, disposing of Shares or ADRs, as the case may be, other than in satisfaction of such Pre-release), (b) at all times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder;
provided, however, that the Depositary
reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The
Depositary will also set U.S. dollar limits with respect to Pre-release transactions to be entered into hereunder with any particular Pre-releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-releasees obligations to the Depositary in connection with a Pre-release transaction, including the Pre-releasees obligation to deliver Shares or ADRs upon termination of a Pre-release transaction (and shall not, for the avoidance of doubt, constitute
Deposited Securities hereunder). The
Depositary may retain for its own
account any compensation received by
it in connection with the foregoing.
(6) Representations and Warranties.
Every person depositing Shares under
the Agreement is deemed to represent
and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not restricted securities as such term is defined in Rule 144 under the Securities Act and may be offered or sold in the United States in transactions that are exempt from registration under the Securities Act or
(B) have been registered under the
Securities Act. Such representations
and warranties shall survive the deposit of Shares and the issuance and cancellation of this ADR.
(7) Taxes. If any tax or other
governmental charge shall become
payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this
ADR or any distribution on any of the
foregoing, such tax or other
governmental charge shall be paid by
the Holder hereof to the Depositary. The
Depositary may refuse to effect any
registration of this ADR or any
withdrawal of the underlying Deposited
Securities until such payment is made.
The Depositary may also deduct from
any distributions on or in respect of
Deposited Securities, or may sell by
public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge.
The Holder hereof shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.
(8) Disclosure of Interests. The
Depositary, the Holder and each
Beneficial Owner agree to comply with
all applicable provisions of Austrian law and the Companys Articles of
Association regarding the notification of such persons interest in Shares, which provisions at the date of the Agreement include Sections 91 and 92 of the Stock
Exchange Act of 1989 (Borsegesetz
1989). At the date of the Agreement, the statutory notification obligations of the
Stock Exchange Act of 1989 apply to
anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 92 of the Stock
Exchange Act of 1989, of voting rights in the Company reaches or exceeds 5%, 10%, 25%, 50%, 75% or 90% or, after having reached or exceeded any such
threshold, falls below that threshold.
(9) Charges of Depositary. The
Depositary may charge, to the extent
permitted by applicable law and the
rules of any securities exchange on
which the ADSs are listed or admitted
for trading, each person to whom ADRs
are issued against deposits of Shares,
including ADRs issued in respect of
Share Distributions, Rights and other
Distributions (as such terms are defined in Paragraph (11) and changes affecting
Deposited Securities (pursuant to
Paragraph (14)), and each person
surrendering ADRs for withdrawal of
Deposited Securities, up to U.S. $5.00
for each 100 ADSs (or portion thereof)
evidenced by the ADRs delivered or
surrendered and each Holder a fee of
$0.02 or less per ADS (or portion
thereof) for any cash distribution made
pursuant to the Agreement and this
ADR, and each Holder a fee for the
distribution of securities pursuant to
Paragraph 11(d), such fee being in an
amount equal to the fee for the
execution and delivery of ADSs referred
to above which would have been
charged as a result of the deposit of
such securities (for purposes of this
Paragraph 9 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Holders. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing or withdrawing
Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering
Shares, ADRs or Deposited Securities
(which are payable by such persons or
Holders), (iii) any transfer or registration fees charged by third parties for transfer of any Deposited Securities in connection with the deposit or withdrawal of Deposited Securities
(which are payable by persons
depositing Shares or Holders
withdrawing Deposited Securities) and
(iv) expenses of the Depositary in
connection with the conversion of
foreign currency into U.S. dollars (which are paid out of such foreign currency).
(10) Available Information. The
Agreement, the Companys Articles of
Association, and written
communications from the Company that
are received by the Custodian or the
Depositary in accordance with Section
11 of the Agreement, are available for
inspection by Holders at the Depositarys
Office and the office of the Custodian.
The Depositary will mail copies of such
communications (or English translations
or summaries thereof) to Holders when
requested and furnished by the
Company. The Company furnishes the
Securities and Exchange Commission
with certain public reports and
documents pursuant to Rule 12g3-2(b)
under the U.S. Securities Exchange Act
of 1934. Such reports and documents
may be inspected and copied at the
public reference facilities maintained by the Commission located at the date of the Agreement at Judiciary Plaza, 450
Fifth Street, N.W., Washington, D.C.
20549.
(11) Distributions on Deposited
Securities. Upon receipt by the
Depositary or the Custodian of any
distribution on Deposited Securities, and subject to Section 6 of the Agreement and to the Paragraphs (4), (7) and (9), the Depositary shall as promptly as practicable distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number (including any fractional number) of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holders ADRs:
(a) Cash. Any U.S. dollars available to
the Depositary resulting from a cash
dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) (Cash), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, and (iii) deduction of the Depositarys expenses in (1) converting any foreign currency into U.S. dollars and (2) making any sale by public or private means in any commercially reasonable manner. Only whole U.S.
dollars and cents will be distributed (any fractional cents shall be rounded to the nearest whole cent and so distributed to the Holders entitled thereto).
(b) Shares. (i) Additional ADRs
evidencing whole ADSs representing
any Shares available to the Depositary
resulting from a dividend or free
distribution on Deposited Securities
consisting of Shares (a Share
Distribution) and (ii) U.S. dollars
available to it resulting from the net
proceeds of sales of Shares received in
a Share Distribution, which Shares
would give rise to fractional ADSs if
additional ADRs were issued therefor,
as in the case of Cash. If additional
ADRs are not so distributed, each ADR
shall thenceforth also represent any
additional Shares distributed in
connection with a Share Distribution.
(c) Rights. (i) To the extent the
Company so instructs and timely
furnishes to the Depositary evidence
(the Company having no obligation to so
furnish such evidence) satisfactory to
the Depositary (which may include a
written opinion from U.S. counsel to the Company) that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional
Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities
(Rights), or (ii) to the extent the
Company does not furnish such
evidence and/or so instructs the
Depositary and sales of Rights are
practicable as determined by the
Depositary after consultation with the
Company (which sales shall be effected
as promptly as practicable and, to the
extent practicable, on the principal
Austrian stock exchange on which the
Shares are traded) , any U.S. dollars
available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing either
(i) or (ii), nothing (and any Rights may lapse).
If the Depositary has distributed
warrants or other instruments for rights to Holders, then upon instruction to the Depositary from such Holders to exercise such rights and upon payment of such Holders to the Depositary of all amounts in connection therewith, the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holders, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holders. As agent for such Holders, the Depositary will cause the Shares so purchased to be deposited pursuant to the Agreement, and shall, pursuant to the Agreement, execute and deliver ADRs to such Holders. In the case of a distribution pursuant to the previous paragraph, such ADRs shall be legended in accordance with applicable
U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
(d) Other Distributions. (i) Securities
available to the Depositary resulting
from any distribution on Deposited
Securities other than Cash, Share
Distributions and Rights (Other
Distributions), by any means that the
Depositary may deem, after consultation
with the Company, lawful, equitable and
practicable, or (ii) to the extent the
Depositary deems after consultation
with the Company distribution of such
securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other
Distributions, as in the case of Cash.
To the extent that the Depositary
determines, after consultation with the
Company, that any distribution is not
lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holders ADRs (without liability for interest thereon or the investment thereof).
Notwithstanding anything herein to the
contrary, the Company shall have no
obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S.
securities laws.
(12) Record Dates. The Depositary shall
fix a record date (which date shall (a) in the case of a distribution, unless otherwise agreed by the Company, be the same date as the distribution date fixed by the Company, and (b) in all other circumstances, fixed after consultation with the Company to the extent practicable) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only
Holders of record on the close of
business on such date shall be so
entitled.
(13) Voting of Deposited Securities. As
promptly as practicable after receipt
from the Company of notice of any
meeting or solicitation of consents or
proxies of holders of Deposited
Securities, the Depositary shall, subject to applicable law and the Companys
Articles of Association, mail to Holders
(for forwarding to Beneficial Owners) a
notice (the Notice) (a) containing such
information as is contained in the notice or solicitation sent by the Company to the Depositary, (b) stating that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such
Holders ADRs, (c) specifying how and
when such instructions may be given
and (d) stating that if no voting
instructions are received from a Holder
on or before the date established by the Depositary for such purpose, such
Holder shall be deemed to have
instructed the Depositary to give a proxy to the Custodian with respect to the Deposited Securities underlying such
Holders ADRs to vote such Deposited
Securities in accordance with Section
114 (4) of the Austrian Stock
Corporation Act. Upon receipt of
instructions of a Holder on such record
date in the manner and on or before the
date established by the Depositary for
such purpose, the Depositary shall
endeavor, insofar as practicable and
permitted under applicable law, the
Companys Articles of Association and
the provisions of or governing Deposited
Securities, to vote or cause to be voted the Deposited Securities underlying such Holders ADRs in accordance with such instructions. Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited
Securities underlying such Holders
ADRs, and subject to compliance with
any reasonable regulations the
Depositary may establish (which may
include the deposit or blocking of
transfers of such Holders ADRs), the
Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities.
The Depositary shall not vote or cause
to be voted Deposited Securities, other
than in accordance with such
instructions received from Holders of
ADRs (or deemed to have been
received as set forth in the next
paragraph).
If no voting instructions are received by the Depositary from any Holder (to whom the Notice was sent by the Depositary) with respect to the
Deposited Securities underlying such
Holders ADRs on or before the date
established by the Depositary for such
purpose and such Holder has not given
notice to the Depositary on or before
such date that it intends to attend the
meeting of holders of Deposited
Securities, then the Depositary shall
deem such Holder to have instructed the
Depositary to give a proxy to the
Custodian with respect to such
Deposited Securities in accordance with
Section 114 (4) of the Austrian Stock
Corporation Act. The Depositary shall
not itself exercise any voting discretion over any Deposited Securities.
The Depositary will endeavor to ensure
that on any date on which it votes or
causes to be voted Deposited Securities
pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Deposited Securities with respect to which it has received voting instructions or deemed voting instructions from Holders. In the event that, on any such date, the number of Deposited Securities on deposit under the Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions or deemed voting instructions, the Depositary shall vote or cause to be voted such Deposited
Securities in accordance with such
instructions or deemed instructions
adjusting the number of Deposited
Securities voted on a pro-rated basis.
(14) Changes Affecting Deposited
Securities. Subject to Paragraphs (4),
(7) and (9), upon any change in nominal
or par value, split-up or consolidation or other reclassification of Deposited
Securities, any Share Distribution or
Other Distribution not distributed to
Holders in accordance with Paragraph
(11), or any recapitalization,
reorganization, merger, liquidation or
similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute
Deposited Securities hereunder, and
each ADS evidenced by this ADR shall
automatically represent its pro rata
interest in the Deposited Securities as
then constituted. In any such case, the
Depositary may, and shall if the
Company so requests, distribute any
part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding
ADRs to be exchanged for new ADRs
describing the new Deposited
Securities.
(15) Exoneration. The Depositary, the
Company, their respective officers,
directors, affiliates and agents and each of them shall: (a) incur no liability (i) if law, regulation, rule of any regulatory authority or stock exchange, the provisions of or governing any
Deposited Security, act of God, war or
other circumstance beyond its control
shall prevent, delay or subject to any
civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting
Shares for deposit, any Holder, or any
other person in each case believed by it in good faith to be competent to give such advice or information. The
Depositary, the Company and their
respective agents may rely and shall be
protected in acting upon any written
notice, request, direction or other
document believed by them in good faith
to be genuine and to have been signed
or presented by the proper party or
parties. The Depositary and its agents
shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. In the Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Agreement.
(16) Amendment. Subject to the last
sentence of Paragraph (4), the ADRs
and the Agreement may be amended by
the Company and the Depositary
without consent of the Holders, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through
(iv) of Paragraph (9)), or that shall
otherwise prejudice any substantial
existing right of Holders, shall become
effective 30 days after notice of such
amendment shall have been given to
the Holders. Every Holder, at the time
any amendment so becomes effective,
shall be deemed, by continuing to hold
an ADR, to consent and agree to such
amendment and to be bound by the
ADRs and the Agreement as amended
thereby.
(17) Termination. The Depositary shall,
at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph
(17) at any time 45 days or more after
the Depositary shall have delivered to
the Company its written resignation,
provided that no successor depositary
shall have been appointed and accepted
its appointment as provided in Section
10 of the Agreement before the end of
such 45 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities. As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited
Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested for the benefit of the Holders and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company. After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.